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                                                                    Exhibit 99.2


              QUESTIONS AND ANSWERS REGARDING STRATEGIC REALIGNMENT
                         ANNOUNCEMENT (APRIL 29, 2005)

This list of questions and answers regarding the proposed strategic plan contains forward-looking statements. Please see a list of risks and uncertainties associated with such statements at the end of this document.

TRANSACTION STRUCTURE

Q:  Can you clarify the mechanics of the transactions?
    -- The plan announced in an April 29, 2005 press release (available on the Clear Channel Communications website at www.clearchannel.com) encompasses four primary components:
               1) A spin-off to our shareholders of 100% of the Clear Channel Entertainment business as a new separately-traded public company.
               2) An Initial Public Offering (IPO) carve-out of approximately 10% of Clear Channel Outdoor.
               3) A special dividend to Clear Channel Communications, Inc. (NYSE: CCU) shareholders representing $3.00 per Clear Channel Communications share.
               4) We will also be raising our recurring annual dividend by 50% to $0.75 per share ($0.1875 quarterly), with the next quarterly dividend payable on July 15, 2005 to shareholders of record on June 30, 2005.


TRANSACTION RATIONALE / VALUATION

Q:  Why are you doing these transactions?
    -- Most importantly, we believe that these transactions will increase shareholder value by maximizing the strategic potential of all three businesses.
               - They will allow each company to more effectively pursue strategic initiatives that will lead to long-term growth and value creation.
               - They are designed to optimally capitalize each business in a manner that generates enhanced equity returns.
               - We believe this set of initiatives is the best course of action to provide long-term value for our shareholders. By allowing each business to actively pursue its strategic path, we believe shareholders will benefit and that these transactions will highlight the substantial value that is not currently reflected in our stock price.
               - They will also highlight the strong operating performance, growth profile, ability to return capital, and stability of each of the businesses.
               - They will provide each business with a pure-play currency to use for strategic initiatives that they may undertake in the future.

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               -    These separate currencies will be available to help create stronger alignment between management / employee incentives and individual business performance.
    -- Additionally, this set of transactions provides a very meaningful cash distribution to our shareholders through the special dividend and increased recurring dividend, which reflects the yield inherent in our businesses.

Q:  Is each transaction contingent on each other transaction?
    -- We have composed this series of transactions as one, integrated initiative to create value and achieve our strategic objectives. We are fully committed to successfully executing each transaction and have no reason to believe that any one would not occur. However, the increase in the Clear Channel Communications' recurring quarterly dividend is not conditioned on the completion of the other transactions.

DEBT / CREDIT

Q:  How much debt will each company carry?
    -- We expect that all the existing debt will remain at Clear Channel Communications (the remaining company) and that Clear Channel Communications will continue to manage its balance sheet, including overall debt, in a disciplined manner. We will appropriately capitalize each of Clear Channel Outdoor and Clear Channel Entertainment so as to provide the optimal capital structure and to enhance levered equity returns.

Q: Have you determined what the capital structure will be for each of the companies going forward?
    -- We will appropriately capitalize each of Clear Channel Communications, Clear Channel Outdoor and Clear Channel Entertainment. As we determine what additional financing will be necessary for this capitalization, we are highly confident that we will be able to tap the capital markets for new debt issuances, if necessary.
    -- We have had great success financing Clear Channel Communications in the past, and we have no reason to believe that we will not continue to have that success in the future.

Q: What will be the ratings profiles of Clear Channel Communications, Clear Channel Outdoor and Clear Channel Entertainment?
    -- We have strong working relationships with the ratings agencies and have notified them of these initiatives. Over the upcoming weeks and months, we plan to meet with the rating agencies to provide them further guidance for each of these businesses.
    -- We anticipate that Clear Channel Communications will maintain a strong balance sheet with leverage levels that are consistent with current investment grade corporate credit ratings.


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CLEAR CHANNEL ENTERTAINMENT SPIN-OFF

Q:  Why are you spinning off Clear Channel Entertainment?
    -- We strongly believe that, as a separate company, Clear Channel Entertainment will be able to pursue initiatives and strategic opportunities which will allow it to maximize its shareholder value more effectively than under Clear Channel Communications, Inc.
    -- It will allow Clear Channel Communications to focus on its core out-of-home advertising business in Broadcasting and Outdoor.
    --   It will tap into investor demand for a pure-play entertainment company.
    -- It will help provide further clarity to the strong growth potential and profile of the Clear Channel Entertainment business.
    -- It will provide Clear Channel Entertainment with an efficient capital structure.
    -- It will provide Clear Channel Entertainment with a separate currency which will be available to more strongly align management incentives to Clear Channel Entertainment's performance, as well as to be used opportunistically for strategic initiatives.

Q:  Will the spin-off be tax-free to shareholders?
    -- The spin-off is conditioned on receipt of a tax opinion of counsel and letter ruling from the Internal Revenue Service (IRS) regarding the spin-off of Clear Channel Entertainment confirming the tax-free nature of the spin-off.


CLEAR CHANNEL OUTDOOR IPO

Q:  Why is it necessary / valuable to do this IPO of Clear Channel Outdoor?
    -- By separately highlighting our outdoor assets, investors in Clear Channel Communications will be able to more clearly evaluate the overall valuation of Clear Outdoor.
    -- With its own common stock, Clear Channel Outdoor will have the opportunity to pursue acquisitions using its inherent valuation and asset mix as opposed to the blended mix reflected in shares of Clear Channel Communications. Additionally, this currency will be available to help create stronger alignment between management / employee incentives and individual business performance.
    -- We believe that our outdoor assets have substantial value that is not currently reflected in the Clear Channel Communications' stock price.
    -- Clear Channel Outdoor will be more efficiently capitalized with its own common stock and an appropriate amount of leverage.

Q: What percentage of Clear Channel Outdoor do you plan to IPO and how big an IPO does that represent?
    -- We anticipate that we will IPO approximately 10% of Clear Channel Outdoor. The market will dictate the value of that carve-out.

Q:  How will Clear Channel International be affected?

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    --   Clear Channel International is and will continue to be a part of Clear
         Channel Outdoor. It will be part of the new Clear Channel Outdoor company, a portion of which will be sold to the public in the IPO.


Q:  What do you plan to do with the proceeds from the IPO?
    -- The primary use of IPO proceeds will be to repay inter-company debt owed to Clear Channel Communications.


DIVIDENDS/RETURN OF CAPITAL

Q:  What is the size of the special dividend?  When will it be paid?
    -- The special dividend will be $3.00 per share. This dividend will be paid at a later date and after completion of the IPO of Clear Channel Outdoor and the spin-off of Clear Channel Entertainment.

Q: How did you determine the amount ($3.00) of the special dividend?
    -- We determined that this was an amount that would be a meaningful return of capital to our shareholders, while continuing to provide us with a strong and flexible balance sheet.

Q:  How will the special dividend be funded?
    -- The special dividend will be funded through a combination of current cash balances, cash flow from operations, proceeds from the repayment of inter-company debt and proceeds from any new debt offerings.

Q: Has Clear Channel Communications ever paid a special dividend? If so, when was the dividend paid and how much was it?
    -- Clear Channel Communications paid a special dividend of $3.00 per share in July 1989.

Q:  When will the increase in recurring dividend take effect?
    -- The increase in the quarterly dividend from $0.125 per share to $0.1875 per share will commence with the dividend payable on July 15, 2005 to shareholders of record on June 30, 2005.

Q: Clear Channel Communications has repurchased approximately $2.5 billion in Clear Channel shares over the past twelve months. Why have you now decided to pay this special dividend?
    -- We believe the special dividend is the most straight-forward way to return meaningful excess capital to our shareholders. Combined with our repurchase programs of approximately $2.5 billion over the past 12 months, these initiatives reflect our intent to deploy excess cash for the benefit of our shareholders in the form of buybacks and dividends, while not creating undue strain on our assets. Clear Channel Communications currently has a share repurchase program in place with approximately $488.5 million remaining under the authorization.


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CORPORATE GOVERNANCE

Q: Who will comprise the Board of Directors of each new company?
    -- The Board for Clear Channel Communications (the remaining company) will be composed of the same members as the existing Board.
    -- Given that we are only selling a minority interest in Clear Channel Outdoor, Clear Channel Outdoor will be considered a "controlled company" as defined by applicable stock exchanges. Its board will be composed of the members of the existing Clear Channel Communications board plus additional non-overlapping, independent directors
    -- We are still determining the appropriate board structure for Clear Channel Entertainment, but it will comply with all Sarbanes-Oxley, securities law and stock exchange requirements.


TRANSACTION PROCESS

Q:  What is the expected timing for each step of the transactions?
    -- We anticipate that the spin-off, the IPO, any new debt issuances, and the special dividend will all occur at approximately the same time.
    -- Based on our best estimate on timing, we expect the transactions to close by the end of this year.

Q:  Have you received approval from the Board of Directors?
    -- Yes. Our Board has approved the plan to pursue these initiatives. However, with the exception of the increase in the recurring dividend, these transactions are subject to final approval from our Board of Directors which would occur at a later date.

Q:  What are the other key conditions to the transactions?
    -- As mentioned, these transactions are subject to final approval from our Board of Directors.
    --   The transactions do not require a shareholder vote.
    -- We will be seeking tax opinion of counsel and a letter ruling from the Internal Revenue Service (IRS) related to the Clear Channel Entertainment spin-off.
    -- The IPO and spin-off are also subject to the filing and effectiveness of registration statements with the Securities and Exchange Commission
         (SEC).
    --   We do not foresee these initiatives requiring approval from the FCC.
    --   Favorable market conditions.

Q: Do you anticipate that the Clear Channel Entertainment spin-off or the Clear Channel Outdoor IPO will trigger any material change of control provisions in any of the companies' contracts?
    -- At the current time, we do not expect that these transactions will trigger any material change of control provisions.

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CERTAIN STATEMENTS IN THIS DOCUMENT CONSTITUTE "FORWARD-LOOKING STATEMENTS"
WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF CLEAR CHANNEL COMMUNICATIONS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE WORDS OR PHRASES "GUIDANCE," "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATES" AND "FORECAST" AND SIMILAR WORDS OR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION, ANY STATEMENTS THAT REFER TO EXPECTATIONS OR OTHER CHARACTERIZATIONS OF FUTURE EVENTS OR CIRCUMSTANCES ARE FORWARD-LOOKING STATEMENTS. THE COMPANY CANNOT PROVIDE ANY ASSURANCE THAT THE IPO OF CLEAR CHANNEL OUTDOOR, THE SPIN-OFF OF CLEAR CHANNEL ENTERTAINMENT OR THE PAYMENT OF THE ONE-TIME/SPECIAL DIVIDEND WILL BE COMPLETED, OR THE TERMS OF WHICH ALL OF THE TRANSACTIONS WILL BE CONSUMMATED.

VARIOUS RISKS THAT COULD CAUSE FUTURE RESULTS TO DIFFER FROM THOSE EXPRESSED BY THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT INCLUDE, BUT ARE NOT LIMITED TO: RISKS INHERENT IN THE CONTEMPLATED IPO, SPIN-OFF, CASH DIVIDENDS OR BORROWINGS; COSTS RELATED TO THE PROPOSED TRANSACTIONS; DISTRACTION OF THE COMPANY AND ITS MANAGEMENT TEAM AS A RESULT OF THE PROPOSED TRANSACTIONS; CHANGES IN BUSINESS, POLITICAL AND ECONOMIC CONDITIONS IN THE U.S. AND IN OTHER COUNTRIES IN WHICH CLEAR CHANNEL COMMUNICATIONS CURRENTLY DOES BUSINESS (BOTH GENERAL AND RELATIVE TO THE ADVERTISING AND ENTERTAINMENT INDUSTRIES); FLUCTUATIONS IN INTEREST RATES; CHANGES IN OPERATING PERFORMANCE; SHIFTS IN POPULATION AND OTHER DEMOGRAPHICS; CHANGES IN THE LEVEL OF COMPETITION FOR ADVERTISING DOLLARS; FLUCTUATIONS IN OPERATING COSTS; TECHNOLOGICAL CHANGES AND INNOVATIONS; CHANGES IN LABOR CONDITIONS; CHANGES IN GOVERNMENTAL REGULATIONS AND POLICIES AND ACTIONS OF REGULATORY BODIES; FLUCTUATIONS IN EXCHANGE RATES AND CURRENCY VALUES; CHANGES IN TAX RATES; AND CHANGES IN CAPITAL EXPENDITURE REQUIREMENTS; ACCESS TO CAPITAL MARKETS AND CHANGES IN CREDIT RATINGS. OTHER UNKNOWN OR UNPREDICTABLE FACTORS ALSO COULD HAVE MATERIAL ADVERSE EFFECTS ON CLEAR CHANNEL COMMUNICATIONS', CLEAR CHANNEL OUTDOOR'S AND CLEAR CHANNEL ENTERTAINMENT'S FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS. IN LIGHT OF THESE RISKS, UNCERTAINTIES, ASSUMPTIONS AND FACTORS, THE FORWARD-LOOKING EVENTS DISCUSSED IN THIS DOCUMENT MAY NOT OCCUR. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE STATED, OR IF NO DATE IS STATED, AS OF THE DATE OF THIS DOCUMENT. OTHER KEY RISKS ARE DESCRIBED IN CLEAR CHANNEL COMMUNICATIONS' REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, INCLUDING IN THE SECTION ENTITLED "ITEM 1. BUSINESS - RISK FACTORS" OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004. EXCEPT AS OTHERWISE STATED IN THIS DOCUMENT, CLEAR CHANNEL COMMUNICATIONS DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS BECAUSE OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

A REGISTRATION STATEMENT RELATING TO THE IPO OF CLEAR CHANNEL OUTDOOR COMMON STOCK AND AN INFORMATION STATEMENT RELATING TO THE SPIN-OFF OF CLEAR CHANNEL ENTERTAINMENT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS DOCUMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF CLEAR CHANNEL OUTDOOR COMMON STOCK IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. ANY SUCH OFFERING OF SECURITIES WILL BE MADE ONLY BY MEANS OF A PROSPECTUS INCLUDED IN THE REGISTRATIONS STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



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